SUB-ITEM 77C: Submission of matters to a vote of security holders

At a special meeting of shareholders of the Emerald Funds held on November 29,

2004 and reconvened on December 13, 2004, shareholders of the Funds voted to adopt the following proposals: (1) to elect seven Trustees; and (2) to approve an

Agreement and Plan of Reorganization that provided for the reorganization of the

HomeState Group from a Pennsylvania common law trust to the Trust.

Proposal 1: Election of Trustees.

Trustee

Affirmative

Withhold

Total Votes

Kenneth G. Mertz, CFA

17,627,663.801

89,561.564

17,717,225.365

Scott C. Penwell, Esq.

17,627,735.147

89,490.218

17,717,225.365

Robert J. Dickson

17,619,287.105

97,938.260

17,717,225.365

Douglas S. Garban

17,628,791.935

 88,433.430

17,717,225.365

J. Barton Harrison

17,628,736.789

 88,488.576

17,717,225.365

Robert P. Newcomer

17,548,521.590          168,703.775

17,717,225.365

Dr. H. J. Zoffer

17,628,417.820

88,807.545

17,717,225.365

Proposal 2: To approve an Agreement and Plan of Reorganization.

Votes

Votes

Broker

Fund

Votes For

Against

Abstain

Non-Votes

Total Votes

Growth Fund

5,883,938.842

63,969.818

56,866.262

3,158,970

9,163,744.922

Banking and Finance Fund

4,649,064.977

95,391.357

130,375.443

3,390,224

8,265,055.777

Technology Fund*

275,821.670

3,977.585

8,680.043

  191,872

480,351.298

At a special meeting of shareholders of each Fund held on April 15, 2005, shareholders of the Funds voted to adopt the following proposals: (1) to approve a new investment management agreement between the Trust and Forward Management;

(2) to approve a new investment sub-advisory agreement among the Trust, Forward

Management and Emerald; (3) to elect five Trustees; and (4) to approve an amended and restated Declaration of Trust.

Proposal 1: To approve a new investment management agreement between the

Trust and Forward Management.

Votes

Votes

Fund

Votes For

Against

Abstain

Total Votes

Growth Fund

 9,755,292.831

61,332.939

99,591.006

 9,916,216.776

Banking and Finance Fund

7,697,882.451

154,303.563

106,619.874

7,958,805.888

Technology Fund*

294,257.608

3,806.905

2,891.408

300,955.921

Proposal 2: To approve a new investment sub-advisory agreement among the

Trust, Forward Management and Emerald.

Votes

 Votes

Fund

Votes For

Against

Abstain

Total Votes

Growth Fund

9,749,036.989

63,939.781

103,240.006

9,916,216.776

Banking and

Finance Fund 7,691,188.451

166,478.563

101,138.874

7,958,805.888

Technology

Fund*

294,180.501

3,884.012

2,891.408

300,955.921

Proposal 3: Election of Trustees.

Trustee

Affirmative

Withhold

Total Votes

J. Alan Reid, Jr.

   17,948,800.169

227,178.416

18,175,978.585

Kenneth V. Domingues 17,939,857.169

236,121.416

18,175,978.585

Haig G. Mardikian

   17,945,334.527

230,644.058

18,175,978.585

Leo T. McCarthy

   17,953,618.086

222,360.499

18,175,978.585

Donald O’Connor

   17,952,517.527

223,461.058

18,175,978.585

The five newly elected Trustees commenced their service on the Board effective

May 1, 2005, after which time Messrs. Mertz, Penwell, Dickson, Garban, Harrison, Newcomer and Zoffer resigned from the Board.

Proposal 4: To approve an amended and restated Declaration of Trust.

Votes

Votes

Fund

Votes For

Against

 Abstain

Total Votes

Growth Fund

5,455,445.759

63,182.055

101,693.962

9,916,216.776

Banking and

Finance Fund

4,272,684.604

142,568.563

95,577.721

7,958,805.888

Technology

Fund*

208,644.235

 4,433.905

4,558.781

300,955.921

* Effective September 29, 2005 the Forward Emerald Technology Fund changed its name to the Forward Emerald Opportunities Fund.